PRICEWATERHOUSECOOPERS [LOGO]
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                                                      PricewaterhouseCoopers LLP
                                                      1000 Morgan-Keegan Tower
                                                      Fifty North Front Street
                                                      Memphis, TN 38103
                                                      Telephone (901) 522 2000
                                                      Facsimile (901) 523 2045




           CONSENT OF INDEPENDENT REGISTRATED PUBLIC ACCOUNTING FIRM
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We hereby consent to the incorporation by reference in this Registration
Statement on Form N1-A of our report dated August 21, 2006, relating to the financial statements and financial highlights which appears in the June 30, 2006 Annual Report to the Shareholders and Board of Directors of Morgan Keegan Select Fund, Inc. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.


/s/ PricewaterhouseCoopers 22P


Memphis, TN
October 23, 2006